UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : August 30, 2006

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition

On August 30, 2006, Richardson Electronics, Ltd. issued a press release reporting fiscal 2006 results, restatement of financial results and fiscal 2007 restructuring initiatives. A copy of the press release is furnished below:

Richardson Electronics, Ltd. Announces Fiscal 2006 Results, Restatement of Financial Results and Fiscal 2007 Restructuring Initiatives

LaFox, IL, Wednesday, August 30, 2006: Richardson Electronics, Ltd. (NASDAQ: RELL) announced today results for its fiscal fourth quarter and fiscal year ended June 3, 2006. Sales in fiscal 2006 were $637.9 million, up over 10% from the previous year to establish a new record for the Company. The Company ended its year with a strong fourth quarter as sales climbed to $171.8 million, a 16.7% increase from the same period a year earlier and 8.7% higher than any other quarter in the Company’s history.

Sales growth was led by the RF, Wireless & Power Division (RFPD) which had annual sales of $334.1 million, up 12.8% from the previous year. The Display Systems Group (DSG) also posted excellent sales growth at $95.0 million, up 21.7% from the previous year, including a full year’s contribution from ACT Kern in Germany which was acquired in June 2005. The Security Systems Division’s (SSD) annual sales increased to $108.8 million, up 3.1% from the previous year. The Electron Device Group (EDG) had annual sales of $94.4 million, up 2.5% from the previous year. The majority of EDG’s sales come from our legacy electron tube business. The gross margin for EDG continues to be the highest in the Company at 32.2% for fiscal 2006. Overall, gross margin for the Company increased nearly a full point to 24.4% in fiscal 2006 from 23.5% in the previous year.

Sales in all geographic regions grew significantly in fiscal 2006. The Company’s sales in Asia were $148.0 million, up 18.6% over the previous year. Within Asia, the increase was led by sales growth in Korea which ended the year at $43.5 million, up 35.4% from the previous year. Sales in China continued to improve by finishing the year at $43.3 million, up 7.2% from the previous year. Additionally, gross margin from sales in China increased to 21.6% in fiscal 2006 as compared to 18.7% in the previous year. Sales in Southeast Asia finished the year at $23.5 million, up 29.3%. Sales in Europe for fiscal 2006 were $140.9 million, up 13.7% from the previous year. Sales in North America were at $319.4 million, up 5.2%. Sales in Latin America improved to $24.3 million, up 13.9%.

“There is no question that our engineered solutions strategy is extremely well received both by our customers and vendor partners alike as our top line growth in all the markets we serve continues to outpace the industry,” said Edward J. Richardson, Chairman and Chief Executive Officer. “In addition, our gross margin continues to improve as the percentage of engineered solutions business increases annually.”

Operating income more than doubled to $16.1 million in fiscal 2006, as compared to $6.2 million in fiscal 2005, excluding the $9.9 million gain on the sale of land recorded in fiscal 2005. Overall, net loss in fiscal 2006 was $2.6 million as compared to a net loss of $16.0 million in fiscal 2005. Fiscal 2006 and 2005 included incremental tax provisions of $7.2 million and $16.7 million, respectively, to increase the valuation allowance for the Company’s deferred tax assets.

Restatement of Financial Results

Richardson Electronics, Ltd. also announced that on Thursday, August 31, 2006, the Company will file restatements of prior period financial statements on Form 10-K/A for the fiscal year ended May 28, 2005 and on Form 10-Q/A for the quarters ended September 3, 2005 and December 3, 2005. The Company also will file its Form 10-Q for the quarter ended March 4, 2006 and Form 10-K for the year ended June 3, 2006.

As previously announced on April 4, 2006, the filing of the Company’s Form 10-Q for the quarter ended March 4, 2006 was delayed due to the Company’s evaluation of accounting errors, primarily at one of its Italian subsidiaries. In addition, the Company has recently determined that an additional valuation allowance of $3.0 million should have been recorded during the third quarter of fiscal 2005 to offset certain domestic deferred tax assets and domestic net operating loss carryforwards. In the aggregate, the errors reduced stockholders’ equity by $6.4 million. The restated prior period financial statements changed net loss for fiscal 2005 from $11.3 million to $16.0 million; net income for fiscal 2004 from $6.0 million to $5.5 million; and net loss for fiscal 2003 from $26.9 million to $26.7 million.

In fiscal 2006, for the six months ended December 3, 2005, the impact of the restatement was not material as net income increased by $0.1 million from $2.0 million to $2.1 million.

Upon filing the Form 10-Q for the quarter ended March 4, 2006, the Company will be in compliance with the listing standards of The NASDAQ Global Market.

Fiscal 2007 Restructuring Initiatives

The Company’s international expansion began in the early 1980s with the establishment of its first foreign subsidiary in the United Kingdom. In fiscal 2006, over 62% of the Company’s sales came from outside of the United States. Today, the Company has 23 foreign operating subsidiaries with 70 sales locations, shipping material from 30 warehouses around the world in 30 different currencies. Over the years, this infrastructure has become increasingly expensive.

In an effort to reduce the Company’s global operating costs related to logistics, selling, general, and administrative expenses and to better align our operating and tax structure on a global basis, the Company has now begun to implement a global restructuring plan. This plan is intended to substantially reduce corporate and administrative expense, decrease the number of warehouses, and streamline the entire organization with a goal of substantially increasing profits.

Over the next fiscal year, the Company will be implementing a more tax-effective supply chain structure for Europe. This process will include installing a centralized inventory hub structure in Europe that will be managed by a third party logistics firm to ultimately service all European inventory for RFPD and EDG. The goal of this change is to dramatically improve customer service, increase the focus on sales, optimize inventory management, and reduce the Company’s logistics expense.

In Latin America, a significant number of the Company’s customers are multinational companies based in the United States that have operations in Mexico and Colombia. The sales organization in Mexico and Colombia will be restructured as support offices with all major customer decisions being handled from the United States. The Company will be closing warehouses in Mexico and Colombia and begin to handle all customer shipments from warehouses located in the United States. In addition, the Company’s facilities in Brazil will be downsized and the Brazil warehouse will be used as a central hub for Latin America. These changes are expected to better align the Company’s revenue with its operating costs. The Company plans to have the restructuring in Latin America completed by the end of the fiscal year.

The Company is also implementing a tax-effective supply chain structure for its operations in Asia. This will include establishing centralized warehouse operations to service its Asian customers, eliminating weekly consolidated shipments from the United States to Asia, and beginning to localize purchasing and inventory control. These changes are intended to improve customer service and eliminate costly multiple shipments of material.

In addition, in other areas, the Company is in the process of reducing the total workforce by approximately 35 employees which includes eliminating and restructuring several layers of management. In North America, the Company has eliminated layers of sales management, reduced the number of inside sales locations, and reduced the number of regions and associated management. The Company is consolidating several of its engineering centers and has begun to outsource more of its manufacturing.

The total restructuring plan is estimated to save the Company $8.5 million on an annual basis. The total restructuring and severance costs to implement the plan are estimated to be $6.0 million, of which $2.7 million of severance costs were recorded in the fourth quarter of fiscal 2006 and the balance will be incurred in fiscal 2007 as the plan is implemented. The Company expects to realize the full impact of the cost savings from the restructuring plan in fiscal 2008.

On Thursday, August 31, 2006 at 9:00 a.m. CDT, Mr. Edward J. Richardson, Chairman and Chief Executive Officer, will host a conference call to discuss the release. A question and answer session will be included as part of the call’s agenda. To listen to the call, please dial 866-847-7861 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on August 31, 2006 through October 11, 2006. The telephone numbers to access the replay in the U.S. is 800-475-6701 and outside of the U.S. is 320-365-3844; access code 840507.

This release includes certain “forward-looking” statements as defined by the SEC. Statements in this press release regarding the Company’s business which are not historical facts represent

“forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the risk factors described under “Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995” in the Company’s Annual Report on Form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “Engineered Solutions,” serving the RF, Wireless & Power Conversion; Electron Device; Security; and Display Systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

Richardson Electronics, Ltd.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 3, 2006	May 28, 2005	June 3, 2006	May 28, 2005
	(unaudited)	(unaudited)
Net sales	$171,830	$147,303	$637,940	$578,724
Cost of sales	131,188	114,692	482,171	442,730

Gross profit	40,642	32,611	155,769	135,994
Selling, general and administrative expenses	38,874	34,058	139,640	129,747
(Gain) loss on disposal of assets	90	(9,892)	3	(9,918)

Operating income	1,678	8,445	16,126	16,165

Other (income) expense:
Interest expense	2,733	2,272	9,809	8,947
Investment income	(163)	(102)	(411)	(388)
Foreign exchange (gain) loss	(1,347)	1,698	724	(926)
Other, net	199	(59)	428	(51)

Total other expense	1,422	3,809	10,550	7,582

Income before income taxes	256	4,636	5,576	8,583
Income tax provision	3,865	2,160	8,218	24,600

Net income (loss)	$(3,609)	$2,476	$(2,642)	$(16,017)

Net income (loss) per share - basic:
Common stock	$(0.21)	$0.15	$(0.15)	$(0.96)

Common stock average shares outstanding	14,330	14,192	14,315	13,822

Class B common stock	$(0.19)	$0.13	$(0.14)	$(0.87)

Class B common stock average shares outstanding	3,093	3,120	3,093	3,120

Net income (loss) per share - diluted:
Common stock	$(0.21)	$0.14	$(0.15)	$(0.96)

Common stock average shares outstanding	14,330	17,554	14,315	13,822

Class B common stock	$(0.19)	$0.13	$(0.14)	$(0.87)

Class B common stock average shares outstanding	3,093	3,120	3,093	3,120

Dividends per common share	$0.040	$0.040	$0.160	$0.160

Dividends per Class B common share	$0.036	$0.036	$0.144	$0.144

Richardson Electronics, Ltd.

Sales and Gross Profit

For the Fourth Quarter and Twelve Months of Fiscal 2006 and 2005

(In thousands)

By Business Unit:

	Sales			Gross Profit
	FY 2006	FY 2005	% Change	FY 2006	GP% of Sales	FY 2005	GP% of Sales
Fourth Quarter (unaudited)
RF, Wireless & Power Division	$92,879	$76,310	21.7%	$19,944	21.5%	$15,911	20.9%
Electron Device Group	24,091	24,537	-1.8%	7,895	32.8%	7,721	31.5%
Security Systems Division	28,355	26,853	5.6%	7,094	25.0%	6,827	25.4%
Display Systems Group	25,129	18,038	39.3%	5,950	23.7%	4,337	24.0%
Corporate	1,376	1,565		(241)		(2,185)

Total	$171,830	$147,303	16.7%	$40,642	23.7%	$32,611	22.1%

Twelve Months
RF, Wireless & Power Division	$334,131	$296,334	12.8%	$75,834	22.7%	$64,853	21.9%
Electron Device Group	94,443	92,174	2.5%	30,438	32.2%	29,401	31.9%
Security Systems Division	108,843	105,581	3.1%	27,279	25.1%	26,889	25.5%
Display Systems Group	95,010	78,078	21.7%	24,509	25.8%	17,865	22.9%
Corporate	5,513	6,557		(2,291)		(3,014)

Total	$637,940	$578,724	10.2%	$155,769	24.4%	$135,994	23.5%

By Geographic Area:

	Sales			Gross Profit
	FY 2006	FY 2005	% Change	FY 2006	GP% of Sales	FY 2005	GP% of Sales
Fourth Quarter (unaudited)
North America	$82,731	$76,160	8.6%	$21,272	25.7%	$21,479	28.2%
Europe	39,001	29,562	31.9%	9,943	25.5%	8,065	27.3%
Asia/Pacific	41,300	33,582	23.0%	9,369	22.7%	8,131	24.2%
Latin America	6,576	5,974	10.1%	1,727	26.3%	1,695	28.4%
Corporate	2,222	2,025		(1,669)		(6,759)

Total	$171,830	$147,303	16.7%	$40,642	23.7%	$32,611	22.1%

Twelve Months
North America	$319,362	$303,708	5.2%	$84,626	26.5%	$80,262	26.4%
Europe	140,870	123,846	13.7%	38,608	27.4%	34,345	27.7%
Asia/Pacific	148,000	124,799	18.6%	35,533	24.0%	29,691	23.8%
Latin America	24,336	21,366	13.9%	6,786	27.9%	5,879	27.5%
Corporate	5,372	5,005		(9,784)		(14,183)

Total	$637,940	$578,724	10.2%	$155,769	24.4%	$135,994	23.5%

Note:	Certain amounts in fiscal 2005 were reclassified to conform with the fiscal 2006 presentation.

The modification includes reorganization of RF, Wireless & Power Division (formerly RF & Wireless Communications Group) and Electron Device Group (formerly Industrial Power Group) in the second quarter of fiscal 2006.

Europe includes sales and gross profit to Middle East and Africa.

Latin America includes sales and gross profit to Mexico.

Corporate consists of freight and other non-specific net sales and gross profit.

Richardson Electronics, Ltd.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 3, 2006	May 28, 2005
Assets
Current assets:
Cash and cash equivalents	$17,010	$24,301
Receivables, less allowance of $2,142 and $1,934	115,733	106,152
Inventories	117,320	101,555
Prepaid expenses	3,739	3,380
Deferred income taxes	1,527	4,911

Total current assets	255,329	240,299

Other assets:
Property, plant and equipment, net	32,357	31,712
Goodwill	13,068	6,149
Other intangible assets, net	2,413	1,045
Non-current deferred income taxes	1,300	—
Assets held for sale	1,018	—
Other assets	3,814	4,735

Total other assets	53,970	43,641

Total assets	$309,299	$283,940

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$52,494	$40,392
Accrued liabilities	30,588	23,762
Current portion of long-term debt	14,016	22,305

Total current liabilities	97,098	86,459

Non-current liabilities:
Long-term debt, less current portion	112,792	98,028
Non-current deferred income taxes	—	656
Non-current liabilities	1,169	1,401

Total non-current liabilities	113,961	100,085

Total liabilities	211,059	186,544

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.05 par value; issued 15,663 shares at June 3, 2006 and 15,597 shares at May 28, 2005	783	780
Class B common stock, convertible, $0.05 par value; issued 3,093 shares at June 3, 2006 and 3,120 shares at May 28, 2005	155	156
Preferred stock, $1.00 par value, no shares issued	—	—
Additional paid-in capital	119,149	121,591
Common stock in treasury, at cost; 1,261 shares at June 3, 2006 and 1,332 shares at May 28, 2005	(7,473)	(7,894)
Accumulated deficit	(19,048)	(16,406)
Accumulated other comprehensive income (loss)	4,674	(831)

Total stockholders’ equity	98,240	97,396

Total liabilities and stockholders’ equity	$309,299	$283,940

Item 8.01. Other Events

The Company included in the above press release an announcement regarding the filing of restatements of prior period financial statements and a fiscal 2007 restructuring initiative. See Item 2.02 above, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: August 31, 2006	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and Chief Financial Officer